UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest reported)   April 30, 2002
                                           ------------------


                               Vicom, Incorporated
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             (Exact name of registrant as specified in its chapter)


          Minnesota                    13529                   41-1255001
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                    Identification No.)



       9449 Science Center Drive
          New Hope, Minnesota                     55428
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(Address of principal executive offices)       (Zip Code)



Registrant's telephone number, including area code   763-504-3000
                                                   ----------------



       -------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5

Other Events and Regulation FD Disclosure.

The attached press releases were issued on various dates related to an unsolicited offer from The Amara Group, Inc.



                                   Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: June 4, 2002                      Vicom, Incorporated


                                        By /s/ James L. Mandel
                                           --------------------------
                                           James L. Mandel
                                           Chief Executive Officer

Vicom Receives Buyout Offer Of $3.75 Per Share, Approximately $65 million, From The Amara Group, Inc.

UPDATED: TUESDAY, APRIL 30, 2002 02:38 PM ET


MINNEAPOLIS--(BUSINESS WIRE)--April 30, 2002--Vicom, Incorporated (Nasdaq: VICM, news, msgs), a Minneapolis based technology and entertainment content provider announced today that it has received an unsolicited offer to purchase the company for $3.75 per share from the Amara Group, Inc. Further, Amara has indicated, they own not quite 5% of the outstanding shares of the company at this time. The offer by Amara is viewed to be friendly at this time. The board of directors and management of Vicom are evaluating the offer and will respond in a reasonable period of time.

James L. Mandel, Chief Executive Officer of Vicom stated "As a large shareholder in the company we respect and are taking the Amara offer very seriously. The board will undertake a complete review of their initial offer and decide whether to reject, negotiate or seek other offers."

The Amara group offer consists of $1.25 per share in cash and a 7 year zero coupon note with a face value of $2.50 per share. The offer is conditional upon several factors including completion of customary due diligence by Amara, execution of definitive merger documents, financing and shareholder approval.

About Vicom, Inc. -

Vicom, Inc., through its Corporate Technologies USA, Inc. and MultiBand, Inc. subsidiaries, provides a full range of voice, data and video communications systems and subscriber services, including products from Siemens, NEC, ECI/Tadiran, Compaq, Active Voice, Cisco, Nortel, IBM, and Microsoft. Vicom has provided clients state-of-the-art systems and services since 1975 and can be found on the Internet at: http://www.vicominc.net/.

Vicom's MultiBand subsidiary delivers satellite-based digital cable television, local dial tone, long distance and high-speed Internet services on one combined billing and delivery platform to residents of multi-dwelling properties. For information regarding MultiBand services, please visit our website at: http://www.multiband.tv/.

The Corporate Technologies USA, Inc. subsidiary provides service, system integration, training and related communications sales and support activities for commercial, professional and institutional users. For information about Corporate Technologies, USA services, please visit our website at: http://www.corptech.net/.

The discussion above contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements by their nature involve substantial risks and uncertainties. Actual results may differ materially depending on a variety of factors.

         CONTACT: Vicom, Inc., Minneapolis
                  James L. Mandel, 763/504-3000

Vicom Receives Buyout Offer Of $3.75/Shr, Or $65M

UPDATED: TUESDAY, APRIL 30, 2002 02:38 PM ET


MINNEAPOLIS (Dow Jones)--Vicom Inc. (VICM, news, msgs) received an unsolicited offer from Amara Group Inc. to purchase the company for $3.75 a share.

Amara owns almost 5% of the company's shares outstanding, Vicom said in a press release Tuesday. Vicom has about 10.8 million shares outstanding.

Vicom's board and management are evaluating the offer and will respond in a " reasonable period of time."

The company's share's were halted earlier Tuesday at $1.21, up 7 cents, or 6.1%.

Amara's offer represents a 209% premium, based on the halted price of $1.21 a share.

Vicom called the offer "friendly."

"The board will undertake a complete review of (Amara's) initial offer and decide whether to reject, negotiate or seek other offers," Vicom Chief Executive James L. Mandel said in the release.

The Amara offer consists of $1.25 a share cash and a seven-year zero coupon note with a face value of $2.50 a share.

The offer is conditioned upon several factors including completion of customary due diligence by Amara, execution of definitive agreements, financing and shareholder approval.

Amara, Irvine, Calif., provides corporate restructuring, according to Mandel.

Vicom provides voice, data and video communications systems and subscriber services.

Company Web site: http://www.vicominc.net/

-Jenny Park; Dow Jones Newswires; 201-938-5388 DOW JONES NEWS 04-30-02 02:38 PM

Copyright 2002 Dow Jones & Company, Inc. All Rights Reserved.

The Amara Group, Inc.(TM) Confirms Offer to Acquire Vicom, Inc.

UPDATED: WEDNESDAY, MAY 1, 2002 07:20 AM ET


IRVINE, Calif., May 1 /PRNewswire/ -- The Amara Group, Inc.(TM) confirms its unsolicited offer to acquire Vicom, Inc. (Nasdaq: VICM, news, msgs) in a friendly negotiated transaction at $3.75 per share.

David Walters, a principal in Amara stated, "We look forward to the Vicom board's response to our offer and working with them to see if a mutually acceptable transaction can be arrived at." Mr. Walters added, "As an investor owning close to 5% of Vicom, we see attractive growth in the Multi-Band business and believe this would be the best way to enhance our level of participation in that growth."

         About The Amara Group Inc.(TM)

The Amara Group is a Southern California based merchant banking firm. Amara specializes in investing in and working with fundamentally sound businesses going through a period of "transition." Amara focuses on delivering a combination of capital, operational and strategic resources to accelerate growth and value creation for all stakeholder partners. To find out more about Amara, please visit http://www.amaragroup.com/.

                  MAKE YOUR OPINION COUNT - Click Here

                  http://tbutton.prnewswire.com/prn/11690X49645951


SOURCE The Amara Group, Inc.

CONTACT: David Hirschhorn, Vice-Chairman of The Amara Group, Inc., +1-949-225-1115, or fax, +1-949-225-1116

Vicom Requests Additional Information From The Amara Group, Inc.

UPDATED: MONDAY, MAY 6, 2002 11:05 AM ET


MINNEAPOLIS--(BUSINESS WIRE)--May 6, 2002--Vicom, Incorporated (Nasdaq: VICM, news, msgs), a Minneapolis based technology and media content provider announced today that on Friday, May 3rd, 2002 a request had been sent to the Amara Group, Inc. for additional information so that the Company can appropriately evaluate their offer.

About Vicom, Inc. -

Vicom, Inc., through its Corporate Technologies USA, Inc. and MultiBand, Inc. subsidiaries, provides a full range of voice, data and video communications systems and subscriber services, including products from Siemens, NEC, ECI/Tadiran, Compaq, Active Voice, Cisco, Nortel, IBM, and Microsoft. Vicom has provided clients state-of-the-art systems and services since 1975 and can be found on the Internet at: http://www.vicominc.net/.

Vicom's MultiBand subsidiary delivers satellite-based digital cable television, local dial tone, long distance and high-speed Internet services on one combined billing and delivery platform to residents of multi-dwelling properties. For information regarding MultiBand services, please visit our website at: http://www.multiband.tv/.

The Corporate Technologies USA, Inc. subsidiary provides service, system integration, training and related communications sales and support activities for commercial, professional and institutional users. For information about Corporate Technologies, USA services, please visit our website at: http://www.corptech.net/.

The discussion above contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements by their nature involve substantial risks and uncertainties. Actual results may differ materially depending on a variety of factors.

         CONTACT: Vicom, Inc., Minneapolis
                  James L. Mandel, 763/504-3000

VICOM AND AMARA ANNOUNCE COMPROMISE
AGREEMENT

UPDATED: MONDAY, JUNE 3, 2002 09:05 AM ET


MINNEAPOLIS--(BUSINESS WIRE)--June 3, 2002--Vicom, Incorporated (Nasdaq: VICM, news, msgs), a Minneapolis based technology and media content provider, announced today that both Vicom and the Amara Group, Inc., have reached an agreement wherein Amara will withdraw its previously announced offer letter to acquire Vicom's shares.

Under the agreement Mr. David Hirschhorn, Vice Chairman of Amara, will join a newly created Advisory Board of Directors of Vicom. The Advisory Board will be formed with key individuals who can advise and assist the Board of Directors with important strategic planning issues as the Company goes forward. Further, as part of Mr. Hirschhorn's joining the Advisory Board, Amara has agreed that for a period of one year it will not increase its percentage ownership through direct investment and open market purchases beyond 20% of the outstanding shares of Vicom.

James L. Mandel, Chief Executive Officer of Vicom stated, "We are pleased with the agreement reached with the Amara Group, Inc. Through negotiation both parties were able to conclude that value for both Vicom and Amara were best served through the continued rollout of Vicom's Multiband backlog and working together was the most productive way to achieve that end." Further, Mandel stated, "Having Mr. Hirschhorn's involvement and access to Amara's contacts and expertise should be of benefit as we continue to rollout the Multiband initiative."

David Hirschhorn, Vice Chairman of Amara stated, "We appreciate the time and effort that the Vicom management team and board spent with us in discussing areas in which we would be able to help the company. We look forward to assisting the company in executing its plan, and supporting its strategic initiatives."

About Vicom, Inc.

Vicom, Inc., through its Corporate Technologies USA, Inc. and MultiBand, Inc. subsidiaries, provides a full range of voice, data and video communications systems and subscriber services, including products from Siemens, NEC, ECI/Tadiran, Compaq,

Active Voice, Cisco, Nortel, IBM, and Microsoft. Vicom has provided clients state-of-the-art systems and services since 1975 and can be found on the Internet at: http://www.vicominc.net/.


Vicom's MultiBand subsidiary delivers satellite-based digital cable television, local dial tone, long distance and high-speed Internet services on one combined billing and delivery platform to residents of multi-dwelling properties. For information regarding MultiBand services, please visit our website at: http://www.multiband.tv/.

The Corporate Technologies USA, Inc. subsidiary provides service, system integration, training and related communications sales and support activities for commercial, professional and institutional users. For information about Corporate Technologies, USA services, please visit our website at: http://www.corptech.net/.

The discussion above contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements by their nature involve substantial risks and uncertainties. Actual results may differ materially depending on a variety of factors.

         CONTACT: Vicom, Inc.
                  James L. Mandel, 763/504-3000